Exhibit 10.66

AMENDMENT OF STOCK OPTION AGREEMENT

This Amendment of Stock Option Agreement is entered into as of the 11 day of January, 2005, between EDWARD C. NAFUS (the “Optionee”) and CSG SYSTEMS INTERNATIONAL, INC. (the “Company”), a Delaware corporation.

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WHEREAS, the Company and the Optionee have entered into a Non-Qualified Stock Option Agreement (the “Nonqualified Agreement”) relating to a Stock Option granted to the Optionee by the Company under the 1996 Stock Incentive Plan (the “1996 Plan”) of the Company on March 5, 2003, covering 56,096 shares of Common Stock of the Company; and

WHEREAS, the Company and the Optionee desire to amend the Nonqualified Agreement as provided in this Amendment; and

WHEREAS, pursuant to Paragraph 21 of the 1996 Plan, the Compensation Committee of the Board of Directors has approved this Amendment and directed that it be executed on behalf of the Company;

NOW, THEREFORE, the Company and the Optionee agree as follows:

1. Paragraph 2 of the Nonqualified Agreement hereby is amended by adding thereto at the end thereof the following additional sentence:

“If the Optionee remains in the continuous employ of the Company through December 31, 2005, then on January 1, 2006, the Option automatically shall become immediately exercisable in full without regard to the preceding provisions of this Paragraph 2 relating to the exercisability of the Option in installments.”

2. As amended by this Amendment, the Nonqualified Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Amendment to Stock Option Agreement as of the date first above written.

CSG SYSTEMS INTERNATIONAL, INC., a
Delaware corporation

By:	/s/ Neal C. Hansen
Neal C. Hansen, Chairman of the Board
and Chief Executive Officer

/s/ Edward C. Nafus
Edward C. Nafus, Optionee